Exhibit 3.13

CORPORATE ACCESS NUMBER: 2014252767

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

MOOSE JAW REFINERY ULC

WAS INCORPORATED IN ALBERTA ON 2008/09/12.

BUSINESS CORPORATIONS ACT	FORM 1

Alberta	Articles of Incorporation

1.              Name of Corporation

MOOSE JAW REFINERY ULC

2.              The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

One class of shares, to be designated as “Common Shares”, in an unlimited number.

3.              Restrictions on share transfers (if any):

The attached Schedule of Restrictions on Share Transfers is incorporated into and forms part of this form.

4.              Number, or minimum and maximum number, of directors that the corporation may have:

Not less than One (1) director and not more than Seven (7) directors.

5.              If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):.

None

6.              Other rules or provisions (if any):

The attached Schedule of Other Provisions is incorporated into and forms part of this form.

(7)         Dated: September 12, 2008

Incorporators

Name of Person Authorizing (please print)	Address: (including postal code)	Signature

Carolyn E. Simpson	4500, 855 - 2nd Street S.W.	/s/ Carolyn E. Simpson
Calgary, Alberta T2P 4K7

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM

SEP 12 2008

SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS

The right to transfer shares of the Corporation is restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation to any person who is not a shareholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

SCHEDULE OF OTHER PROVISIONS

1.                                       The number of direct or indirect beneficial owners of securities of the Corporation will be limited to not more than 50, not including employees and former employees of the Corporation or any of its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the Corporation, in which case each beneficial owner or each beneficiary of the person, as the case may be, shall be counted as a separate beneficial owner. For purposes of this paragraph, the term “securities” does not include non-convertible debt securities of the Corporation.

2.                                       Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3.                                       The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.                                       The right to transfer securities of the Corporation, other than non-convertible debt securities, is restricted in that no securityholder shall be entitled to transfer any securities of the Corporation to any person who is not a securityholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

5.                                       The liability of each of the shareholders of the unlimited liability corporation for any liability, act or default of the unlimited liability corporation is unlimited in extent and joint and several in nature.

Articles of Incorporation
For
MOOSE JAW REFINERY ULC

Share Structure:	ONE CLASS OF SHARES, TO BE DESIGNATED AS “COMMON SHARES”, IN AN UNLIMITED NUMBER.

Share Transfers Restrictions:	THE ATTACHED SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Number of Directors:

Min Number of Directors:	1

Max Number of Directors:	7

Business Restricted To:	NONE.

Business Restricted From:	NONE.

Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

	Registration Authorized By:	CAROLYN E. SIMPSON INCORPORATOR

Incorporate Alberta Corporation - Registration Statement

Alberta Registration Date: 2008/09/12

Corporate Access Number: 2014252767

Service Request Number:	12078328
Alberta Corporation Type:	Named Alberta Corporation
Legal Entity Name:	MOOSE JAW REFINERY ULC
French Equivalent Name:
Nuans Number:	94109820
Nuans Date:	2008/09/12
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:	4500, 855 - 2ND STREET S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 4K7

RECORDS ADDRESS
Street:	1700, 440 - 2ND AVENUE S.W.
Legal Description:
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 5E9

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:	ONE CLASS OF SHARES, TO BE DESIGNATED AS “COMMON

SHARES”, IN AN UNLIMITED NUMBER.
Share Transfers Restrictions:	THE ATTACHED SCHEDULE OF RESTRICTION ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	7
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Professional Endorsement Provided:
Future Dating Required:
Registration Date:	2008/09/12

Director

Last Name:	GOMKE
First Name:	TERRY
Middle Name:	W.
Street/Box Number:	1700, 440 - 2ND AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 5E9
Country:
Resident Canadian:	Y

Last Name:	TAYLOR
First Name:	RICHARD
Middle Name:	G.
Street/Box Number:	1700, 440 - 2ND AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 5E9
Country:
Resident Canadian:	Y

Last Name:	HANLON
First Name:	A.
Middle Name:	STEWART
Street/Box Number:	1700, 440 - 2ND AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 5E9
Country:
Resident Canadian:	Y

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Other Rules or Provisions	ELECTRONIC	2008/09/12
Restrictions on Share Transfers	ELECTRONIC	2008/09/12

Registration Authorized By:	CAROLYN E. SIMPSON
INCORPORATOR

CONSENT

MOOSE JAW REFINERY INC., hereby consents to the use of the name MOOSE JAW REFINERY ULC

DATED the     day of September, 2008.

MOOSE JAW REFINERY INC.

Per:	/s/ T. Murray Carey
	Name:	T. Murray Carey

	Title:	Secretary